                              CONSULTING AGREEMENT
                              --------------------

         This CONSULTING AGREEMENT (this "Agreement"), made and entered into as of the 15th day of May, 2000, is by and between Steven J. Ross ("Consultant"), TekInsight.com, Inc., a Delaware Corporation (the "Company") and BugSolver.com, Inc. ("BugSolver").

                                WITNESSETH THAT:
                                ---------------

         WHEREAS, the Company desires to engage the Consultant in the capacity hereinafter stated, and the Consultant desires to enter into an engagement with the Company in such capacity for the period and on the terms and conditions set forth herein; and

         WHEREAS, the Consultant and BugSolver wish to terminate the Consulting Agreement dated as of December 10, 1999 between the Consultant and BugSolver (the "BugSolver Agreement") and incorporate the terms of the BugSolver Agreement into this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, it is hereby covenanted and agreed by the Company, BugSolver and the Consultant as follows:

         1. Consulting Period. The Company hereby agrees to engage the Consultant as a member of the TekInsight Board of Directors and its Chief Executive Officer, and the Consultant, in such capacities, agrees to provide services to the Company and to continue to provide services to BugSolver (the "Consulting Period") beginning on the date first above written and ending, subject to Section 7, on February 28, 2002, (the "Termination Date"). This Agreement will automatically renew for successive ninety (90) day periods unless either party gives the other written notice of termination as described in Section 7 hereof, with each such renewal period being considered an extension of the Consulting Period.

         2. Independent Contractor. Consultant shall at all times during the term of this Agreement be an independent contractor to the Company and to BugSolver, and shall not be regarded as an employee of either the Company or BugSolver or any of their subsidiaries and Consultant shall be responsible for the payment of all federal, state and local taxes, FICA payments or the like out of the compensation paid him under the terms of this Agreement.

         3. TekInsight Board of Directors. The Consultant hereby agrees to serve as a member of the Board of Directors of TekInsight. TekInsight agrees that, without limiting any rights of Consultant under TekInsight's certificate of incorporation, (a) Consultant's liability as a director shall be limited to the maximum extent permitted by law, (b) Consultant shall be indemnified and held harmless by TekInsight from and against any and all losses, liabilities, claims, expenses and the like incurred by or assessed against Consultant as a director, to the maximum extent permitted by law and (c) TekInsight shall maintain Directors and Officers liability insurance providing insurance for the Consultant against liability as an officer and company director, and the maintenance of that insurance shall be a condition to Consultant so serving.

         4. BugSolver Board of Directors. The Consultant hereby agrees to continue to serve as a member of the Board of Directors of BugSolver if elected or appointed during the Consulting Period. BugSolver agrees that, without limiting any rights of Consultant under BugSolver's certificate of incorporation, (a) Consultant's liability as a director shall be limited to the maximum extent permitted by law, (b) Consultant shall be indemnified and held harmless by BugSolver from and against any and all losses, liabilities, claims, expenses and the like incurred by or asserted against Consultant as a director, to the maximum extent permitted by law and (c) prior to BugSolver's filing of a registration statement with respect to an initial public offering, BugSolver shall have obtained Directors and Officers liability insurance providing insurance for the Consultant against liability as a director of BugSolver, and the maintenance of that insurance shall be a condition to Consultant so serving during the process of filing and having declared effective such registration statement.

         5. Performance of Duties. The Consultant agrees that, during the Consulting Period, as requested by the Boards of Directors of the Company and of BugSolver, the Consultant will provide his best efforts, professional energy and talent to serving as Consultant in the best interests of both the Company and BugSolver. Consultant will perform duties consistent with the position of Chief Executive Officer of the Company, as well as other tasks and duties as requested by the Company and BugSolver which are commensurate with his compensation level and his positions with each of such corporations.

         6. Compensation. Subject to the terms and conditions of this Agreement, during the Consulting Period, the Consultant shall be compensated by the Company for his services as follows:

             (a) The Consultant shall receive a consulting fee of $20,000 for each month he is engaged as a Consultant under this Agreement through May, 2000, payable on the first day of each month. Effective June 1, the consulting fee will be $23,000 for each month he is engaged as a consultant under this agreement (the "Consulting fee"), payable on the first day of each month.

             (b) The Consultant shall also receive a TekInsight Board fee of $2,000 for each month he is engaged as a Consultant and Board Member, payable on the first day of each month during the Consultant Period.

             (c) The Consultant acknowledges that he has already received, as a "signing bonus" in consideration for (i) his agreement to enter into the BugSolver Agreement and (ii) his payment to the Company of $300 (which was credited against his first month's payment of the Consulting Fee), 30,000 shares of BugSolver's Common Stock, $.01 par value (the "BugSolver Common Stock"), which shares at such time constituted 1% of the number of shares of BugSolver Common Stock initially issued to TekInsight.com, Inc.

             (d) In the event BugSolver has not completed a merger with Delicious Brands, Inc. and has successfully completed a private placement of securities of at least $4,000,000, BugSolver shall grant to the Consultant five-year options (the "BugSolver Options") to purchase that number of shares of BugSolver Common Stock as shall equal 4% of the outstanding shares of BugSolver Common Stock immediately prior to the completion of the Private Placement (the "BugSolver Options"), which BugSolver Options shall be exercisable at the price at which shares of BugSolver Common Stock are issued by BugSolver in the Private Placement. The BugSolver Options shall vest one year from the closing date of the Private Placement (the "Vesting Date"); provided, that in the event that BugSolver completes an initial public offering of its securities prior to the Vesting Date, the BugSolver Options shall vest on the closing date of such initial public offering. Upon the termination of the Consulting Agreement by either party hereto, the BugSolver Options which have not vested at such time shall automatically become null and void.

             (e) In the event BugSolver completes a merger with Delicious Brands, Inc., Consultant shall receive the following:

                  (i) Options (the "BugSolver/e-Delicious Options") to purchase that number of shares of Common Stock of BugSolver as shall equal 2% of the shares of BugSolver Common Stock issued and outstanding immediately prior to the completion of the merger.

                  (ii) Following the successful completion of a private
                       placement of BugSolver securities of at least $4,000,000, additional options (the "BugSolver/e-Delicious Options") of BugSolver Common Stock as shall equal 2% of the shares of BugSolver issued and outstanding immediately prior to the completion of private placement. The terms of the BugSolver/e-Delicious Options in these sub-provisions (i) and (ii) shall be the same as those of the BugSolver Options described in Section 6(d) above.

             (f) The Company shall grant to the Consultant as of the date hereof three-year options (the "Company Options") to purchase 400,000 shares of the common stock of the Company, par value $.0001 per share (the "Company Common Stock"), which Company Options shall be exercisable for $3 per share of Company Common Stock according to the following vesting schedule: (i) 200,000 Company Options shall be exercisable as of the date hereof; (ii) 100,000 Options shall be exercisable on and after the day on which the average closing price for one share of Company Common Stock for the 5 trading days immediately prior to such date attains $6 per share; and (iii) 100,000 Options shall be exercisable on and after the day on which the average closing price for one share of Company Common Stock for the 5 trading days immediately prior to such date attains $8 per share. The Company Options referred to in clause (i) above shall be evidenced by an Option Agreement substantially in the form of Exhibit A hereto, and those Company Options referred to in clauses (ii) and (iii) above shall be evidenced by an Option Agreement substantially in the form of Exhibit B hereto.

             (g) The Consultant shall promptly be reimbursed for reasonable expenses incurred in the performance of his duties hereunder; provided, that he shall furnish an itemized account satisfactory to the Board of Directors of the Company in substantiation of expenditures in connection with his services under this Agreement.

             (h) In connection with the issuance of shares of BugSolver Common Stock and the granting of the BugSolver Options and the Company Options to the Consultant, the Consultant agrees that he shall execute and deliver to BugSolver and the Company, as the case may be, such agreements and instruments as counsel to the Company shall deem necessary in order for BugSolver and the Company, as the case may be, to comply with applicable federal and state securities laws.

         7. Termination. This Agreement shall terminate upon the occurrence of any of the following:

             (a) Without Cause. Either the Company or the Consultant may terminate this Agreement upon thirty (30) days' written notice, subject to severance payment in the event of termination pursuant to Section 7(b) below.

             (b) Severance. Upon termination of the Consultant by the Company without Cause, the Company will pay Consultant a lump sum equivalent to six months consulting and Board fees, if applicable, payable within thirty (30) days of termination.

             (c) Discharge for Cause. The Board of Directors of the Company may terminate this Agreement if:

                  (i) The Consultant is or becomes habitually addicted to drugs or alcohol.

                  (ii) The Consultant discloses confidential information in violation of Section 8.

                  (iii) The Company or BugSolver is directed by regulatory or governmental authorities to terminate the engagement of the Consultant, or the Consultant engages in activities that result in actions to be taken by regulatory or governmental authorities that have a material adverse effect on the Company or BugSolver.

                  (iv) The Consultant is convicted of or pleads nolo contendere to any felony involving moral turpitude or to any crime in connection with his duties hereunder which causes substantial detriment to the Company or BugSolver, but specifically shall not include traffic offenses.

                  (v) The Consultant breaches his duties under this Agreement in any material respect, and that breach is not cured within ten (10) days of notice thereof from the Company or BugSolver to the Consultant. Such notice will only be required for the first said breach.

                  (vi) The Consultant engages in any misconduct that has a material adverse effect on the Company or BugSolver.

                  (vii) The Consultant commits an act of fraud against the Company or BugSolver or any client of the Company or BugSolver. (All of the conditions referred to in sub-provisions (i) through (vii) are defined as "Cause" for the purposes of this Agreement).

             (d) Board of Directors. If this Agreement is terminated by either Consultant or the Company, the Consultant shall immediately resign from the Boards of Directors of the Company and/or BugSolver, as applicable.

         8. Confidential Information. Except as may be required by the law or to enforce the provisions of this Agreement, the Consultant agrees
             (a) to keep secret and confidential indefinitely all non-public information concerning the Company or BugSolver and the subsidiaries or affiliates of either which was acquired by or disclosed to the Consultant during the course of his engagement by the Company or BugSolver, including information relating to customers (including, without limitation, credit history, repayment history, financial information and financial statements), costs, operations, financial data and plans (whether past, current or planned) and (b) not to disclose the same, either directly or indirectly, to any other person, firm or business entity, or use it in any way other than to perform its obligations hereunder; provided, however, that the provisions of this Section 8 shall not apply to information (a) which is in the public domain, (b) which was disclosed to the Consultant by independent third parties who, to Consultant's knowledge, were not bound by an obligation of confidentiality or (c) which the Consultant is required to disclose in order to respond to a summons or subpoena or in connection with any litigation; and provided further, that the Company and

              BugSolver recognize that the Consultant shall, during the course of his engagement with the Company and with BugSolver, acquire certain general information regarding the financial condition, borrowing trends and business operations of the Company's and BugSolver's customers and agrees that the provisions of this
              Section 8 shall not apply to the use of such general information; provided that the use of such information does not violate applicable federal or state laws. The Consultant further agrees that he will not make any statement or disclosure of information gained by him in connection with the performance of duties under this Agreement which would be prohibited by applicable federal or state laws.

          9. Successors. This agreement shall be binding on, and inure to the benefit of, the Company and BugSolver, and their successors and assigns and any person acquiring all or substantially all of the Company's and/or BugSolver's assets and business, whether by merger, consolidation, purchase of assets or otherwise.

         10. Nonalienation. The interests of the Consultant under this Agreement are not subject to the claims of his creditors, and may not otherwise be voluntarily or involuntarily assigned, alienated or encumbered.

         11. Remedies. The Consultant acknowledges that the Company and/or BugSolver may be irreparably injured by a violation of Section 8, and agrees that the Company and/or BugSolver shall be entitled to an injunction restraining the Consultant from any actual or threatened breach of Section 8, or to any other appropriate equitable remedy without bond or other security being required.

         12. Waiver of Breach. The waiver by the Company, BugSolver or the Consultant of a breach of any provision of this Agreement shall not operate as or be deemed a waiver of any subsequent breach by the Company, BugSolver or the Consultant.

         13. Notice. Any notice to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given when delivered by hand or by facsimile with confirmation back, one day after delivery to an overnight courier of national reputation (for next day delivery) or three days after being deposited in the U.S. mail, certified or registered mail, postage prepaid:

              (a) to the Consultant addressed as follows:

                  Steven J. Ross
                  2 Leesbury Court
                  Newport Beach, CA 92660

              (b) to the Company addressed as follows:

                  TekInsight.com, Inc.
                  5 Hanover Square
                  New York, NY 10004
                  Attention: Arion Kalpaxis

              (c) to BugSolver addressed as follows:

                  BugSolver.com, Inc.
                  C/o TekInsight.com, Inc.
                  5 Hanover Square
                  New York, NY 10004
                  Attention: Arion Kalpaxis

         14. Amendment. This Agreement may be amended or cancelled by mutual agreement of the parties in writing without the consent of any other person and no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof.

         15. Applicable Law. The provisions of this Agreement shall be construed in accordance with the internal laws of the State of New York, without regard to its principles of conflict of laws.

         16. Termination. All of the provisions of this Agreement shall terminate upon the expiration of the Consulting Period, as it may be extended, except that the obligations of Section 8 shall not terminate and shall remain in effect indefinitely

         17. Termination of BugSolver Agreement. Upon execution of this Agreement, the BugSolver Agreement shall be terminated and this Agreement shall supersede the BugSolver Agreement, and all obligations and responsibilities of the Consultant and BugSolver which were previously contained in the BugSolver Agreement shall, from the date of this Agreement, be governed by the terms and provisions of this Agreement.

         IN WITNESS WHEROF, the Consultant, the Company and BugSolver have executed this Consulting Agreement on the 15th day of May, 2000.






By: /s/ Steven J. Ross
   -----------------------------------------
         STEVEN J. ROSS

TEKINSIGHT.COM, INC.



By: /s/ Arion Kalpaxis
   -----------------------------------------
   Name: Arion A. Kalpaxis
   Title: Chief Operating Officer


BUGSOLVER.COM, INC.



By: /s/ Arion Kalpaxis
   ------------------------------------------
   Name: Arion A. Kalpaxis
   Title: Chief Operating Officer

                                    EXHIBIT A

Steven Ross' duties, as a Consultant to BugSolver.com, Inc, shall include the following:

He shall devise and write a comprehensive business plan.

He shall help arrange and supervise beta testing.

He shall solicit and enter into vendor relationships.

He shall supervise the marketing of the BugSolver Web site and develop a strategy to promote the BugSolver Web site.

He shall actively participate in BugSolver's efforts to raise capital through a private placement.